Exhibit 10.48

Second Modification to Loan and Security Agreement

This Second Modification to Loan and Security Agreement (this “Modification”) is entered into by and between TransTech Systems, Inc. (“Borrower”) and BFI Business Finance (“Lender”) as of this 16th day of December, 2009, at Campbell, California.

RECITALS

A.           Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated December 9, 2008.

B.           Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the "Previous Modification(s)").

C.           Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1.           Incorporation by Reference.  The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2.           Effective Date.  The terms of this Modification shall be in full force and effect as of December 12, 2009.

3.           Modification to Agreement.  The Agreement is hereby modified as set forth below:

a.	The following definition(s) as set forth in “Section 1.1 Definitions.” is(are) hereby amended and restated in its(their) entirety as set forth below:

“Prime Rate” means, the variable rate of interest announced as the “prime” rate in the Western Edition of the Wall Street Journal which is in effect from time to time; provided that the Prime Rate shall at all times be deemed to be not less than four and one-half percent (4.50%) per annum (the “Deemed Prime Rate”).

b.	The following Section(s) is(are) hereby amended and restated in its(their) entirety as set forth below:

2.2.3         Minimum Monthly Interest Payment.  means, Interest, together with the Administrative Fee payable under this Agreement on a monthly basis, shall not be less than --------N/A-------- Dollars ($------N/A------) (the “Minimum Monthly Interest Payment”)

2.2.9         Loan Fee.  On the Effective Date of the Second Modification to Loan and Security Agreement; and semi-annually (every six (-6-) months) thereafter while any Obligations remain outstanding to Lender, Borrower agrees to pay Lender a loan fee equal to one-half of one percent (0.50%) of the Maximum Amount (each, the “Loan Fee”).

6.1           Basic Term.  This Agreement will be effective upon the Effective Date of the Second Modification to Loan and Security Agreement, will continue in full force and effect for six (-6-) months thereafter (the “Basic Term”); and shall be further automatically extended, for successive periods equal to six (-6-) months (each, a “Renewal Term”), unless Borrower shall have given the Lender written notice of its intention to terminate (a “Termination Notice”) at least thirty (30) days prior to the anniversary of each Basic Term, whereupon this Agreement shall terminate as of the date fixed in the Termination Notice.  Notwithstanding any contrary provisions herein, Lender reserves the right to terminate this Agreement at its Sole Discretion upon giving sixty (60) days’ prior written notice to Borrower pursuant to provisions of Section 15 hereof.

34.           Minimum Quarterly Interest Payment.  Interest, together with the Administrative Fee payable under this Agreement on a quarterly basis, shall not be less than --------N/A-------- and 00/100 Dollars ($------N/A------) (the “Minimum Quarterly Interest Payment”).

4.           Fee.  At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ----------N/A---------- and 00/100 Dollars ($----------n/a----------).

5.           Legal Effect.  Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6.           Integration.  This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

7.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.  This Agreement, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Second Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance		TransTech Systems, Inc.

/s/ Stephen P. Darlington		/s/ James M. Gingo
By:	Stephen P. Darlington	By:	James M. Gingo
Its:	Vice President	Its:	President